Darwin Resources Corp.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
90,000,000 SHARES COMMON STOCK AUTHORIZED, $0.001 PAR VALUE

CUSIP 237503 19 7

SEE REVERSE FOR
CERTAIN DEFINITIONS

This certifies that

is the owner of

Countersigned
PACIFIC STOCK TRANSFER COMPANY
500 E Warm Springs Road, Suite 240
Las Vegas, NV 89119

By ____________________
AUTHORIZED SIGNATURE

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

Darwin Resources Corp.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent.
WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATED

PRESIDENT/
SECRETARY

DARWIN RESOURCES CORP.
CORPORATE SEAL
NEVADA

Border color
standard Green